UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2013

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors.

On March 7, 2013, M. Michael Rounds notified the Chairperson of the Nominating/Corporate Governance Committee of the Board of Directors of ITC Holdings Corp. (the "Company") that he has chosen not to stand for re-election to the Board in 2013. Mr. Rounds has chosen to end his service on the Board in order to pursue his campaign for the United States Senate representing the state of South Dakota. He will serve out his current term, which expires at the Company’s 2013 annual meeting of shareholders. Mr. Rounds’s decision was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

March 11, 2013	By:	/s/ Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Senior Vice President and General Counsel